Exhibit 5.1

February 6, 2006
Centennial Communications Corp.
3349 Route 138, Building A
Wall, NJ 07719

RE:	Centennial Communications Corp. Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as special counsel to Centennial Communications Corp., a Delaware corporation (the “Company”), in connection with the public offering of the Company’s $350,000,000 aggregate principal amount of Senior Floating Rate Notes due 2013 (the “Floating Rate Exchange Bonds”) and $200,000,000 aggregate principal amount of 10% Senior Notes due 2013 (the “Fixed Rate Exchange Bonds,” and together with the Floating Rate Exchange Bonds, the “Exchange Bonds”). The Floating Rate Exchange Bonds are to be issued pursuant to an exchange offer (the “Floating Rate Notes Exchange Offer”) in exchange for a like principal amount of the Company’s issued and outstanding Senior Floating Rate Notes due 2013 which were issued on December 21, 2005 (the “Floating Rate Restricted Bonds”) under an indenture dated as of December 21, 2005 (the “Floating Rate Notes Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”) and as contemplated by the Registration Rights Agreement, dated as of December 21, 2005 (the “Floating Rate Registration Rights Agreement”), between the Company and Credit Suisse First Boston LLC, as initial purchaser (the “Initial Purchaser”). The Fixed Rate Exchange Bonds are to be issued pursuant to an exchange offer (together with the Floating Rate Notes Exchange Offer, the “Exchange Offers”) in exchange for a like principal amount of the Company’s issued and outstanding 10% Senior Notes due 2013 which were issued on December 21, 2005 (the “Fixed Rate Restricted Bonds”) under an indenture dated as of December 21, 2005 (together with the Floating Rate Notes Indenture, the “Indentures”), between the Company and the Trustee and as contemplated by the Registration Rights Agreement, dated as of December 21, 2005 (together with the Floating Rate Notes Registration Rights Agreement, the “Registration Rights Agreements”), between the Company and the Initial Purchaser.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
i.	the Registration Statement (the “Registration Statement”) on Form S-4 relating to the Exchange Bonds to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”);

ii.	executed copies of the Registration Rights Agreements;

iii.	executed copies of the Indentures;

iv.	the Amended and Restated Certificate of Incorporation of the Company, as currently in effect and as certified by the Secretary of State of the State of Delaware;

v.	the By-laws of the Company, as currently in effect and as certified by Tony L. Wolk, Senior Vice President, General Counsel and Secretary of the Company;

vi.	resolutions of the Board of Directors of the Company, adopted December 11, 2005, and resolutions of the Pricing Committee thereof, adopted December 13, 2005, as certified by Tony L. Wolk, Senior Vice President, General Counsel and Secretary of the Company, each relating to, among other things, the issuance and sale of the Restricted Bonds and the Exchange Bonds, the Indentures, the Registration Rights Agreements and related matters;

vii.	the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee, filed as an exhibit to the Registration Statement; and

viii.	the form of the Exchange Bonds.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
     Our opinion set forth herein is limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offers and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.
     The opinion set forth below is subject to the following qualifications, further assumptions and limitations:
     (a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and
     (b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indentures or any transaction contemplated thereby.
     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Registration Statement becomes effective and the Exchange Bonds (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the applicable Indenture and have been issued and delivered upon consummation of the Exchange Offers against receipt of Restricted Bonds surrendered in exchange therefor in accordance with the terms of the Exchange Offers, the Exchange Bonds will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indentures and the Exchange Bonds, the consummation by the Company of the Exchange

Offers and the performance by the Company of its obligations under the Exchange Bonds, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except that we do not make this assumption with respect to those agreements and instruments which have been identified to us by the Company as being material to it and which are listed as exhibits in Part II of the Registration Statement.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP